Exhibit 4.1

WARRANT CERTIFICATE

THIS WARRANT CERTIFICATE AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER ANY STATE OR FOREIGN SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR ASSIGNED UNLESS (I) A REGISTRATION STATEMENT COVERING SUCH SHARES IS EFFECTIVE UNDER THE SECURITIES ACT AND IS QUALIFIED UNDER APPLICABLE STATE AND FOREIGN LAW OR (II) THE TRANSACTION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS UNDER THE SECURITIES ACT AND THE QUALIFICATION REQUIREMENTS UNDER APPLICABLE STATE AND FOREIGN LAW AND, IN EACH CASE, IF THE COMPANY REQUESTS, AN OPINION SATISFACTORY TO THE COMPANY TO SUCH EFFECT HAS BEEN RENDERED BY COUNSEL.

Issuer:	AUTOLUS THERAPEUTICS PLC (the “Company”)

Warrant Securities Issuable:	[•] American Depositary Receipts representing ordinary shares in the capital of the Company

Warrant Certificate No.:	[01 / 02 / 03][1]

Issue Date:	[•] 2026 (the “Issue Date”)

AUTOLUS THERAPEUTICS PLC, a public limited company incorporated in England and Wales with number 11185179 whose registered office is at The MediaWorks, 191 Wood Lane, London W12 7FP, United Kingdom, hereby certifies that for good and valuable consideration, PERCEPTIVE CREDIT HOLDINGS V, LP, a Delaware limited partnership (the “Initial Holder” and, together with its successors and permitted transferees and assigns, a “Holder”) is entitled to purchase, at the per share Exercise Price (defined below), up to [3,500,000 / 2,500,000 / 2,500,000]2 ADSs representing ordinary shares in the capital of the Company fully paid and not subject to any call for payment of further capital, all subject to the terms, conditions and adjustments set forth below in this Warrant Certificate and subject further to the rules or regulations of the Trading Market and terms of the Articles.

Pre-emption rights under section 561 of the UK Companies Act 2006 (the “Companies Act”) have been validly disapplied in relation to the number of Ordinary Shares in the Company to be issued pursuant to this Warrant Certificate pursuant to the authority from the Company’s shareholders at its annual general meeting held on June 28, 2024 to disapply preemptive rights for a period of five years from June 28, 2024 up to a maximum nominal amount of $8,400.

[1]	To be amended depending on which tranche of the warrant is being issued.
[2]	To be amended depending on which tranche of the warrant is being issued.

This Warrant Certificate has been executed by the Company and is being issued as a condition precedent to the making of the loans under and pursuant to that certain Note Purchase Agreement and Guaranty, dated as of [ ] 2026 (as amended or otherwise modified from time to time, the “Note Purchase Agreement”), among the Company, certain Subsidiaries of the Company and the Initial Holder, acting in its capacity as the administrative agent for the noteholders. The Company and the Initial Holder [are entering/have entered] into a Registration Rights Agreement, dated as of the Closing Date (as amended or otherwise modified from time to time, the “Registration Rights Agreement”), pursuant to which the Company has agreed to provide certain registration rights with respect to the Warrant ADSs and Warrant Shares issuable upon exercise of this Warrant Certificate.

Section 1. Definitions. Capitalized terms used in this Warrant Certificate but not otherwise defined herein have the meanings ascribed thereto in the Note Purchase Agreement as in effect on the Issue Date. The following terms when used herein have the following meanings:

“ADS” means American Depositary Shares representing Ordinary Shares pursuant to a sponsored American Depositary Receipt facility established with, and maintained by, the Depositary, which are not registered and will be restricted under the terms of the deposit agreement with the Depositary;

“Aggregate Exercise Price” means, with respect to any exercise of this Warrant Certificate for Warrant ADSs pursuant to Section 3, an amount equal to the product of (i) the number of Warrant ADSs in respect of which this Warrant Certificate is then being exercised pursuant to Section 3, multiplied by (ii) the Exercise Price.

“Articles” means the articles of association of the Company adopted by special resolution dated June 26, 2018.

“Assignment” has the meaning set forth in Section 6.

“Bloomberg” means Bloomberg Financial Markets or an equivalent, reliable reporting service reasonably acceptable to the Holder and the Company.

“Business Day” means a day on which banks are open for commercial business in the City of London, United Kingdom and New York, United States of America, other than a Saturday, Sunday or public holiday.

“Cashless Exercise” has the meaning set forth in Section 3(b).

“Company” has the meaning set forth in the preamble.

“Companies Act” has the meaning set forth in the preamble.

“Convertible Securities” means any Equity Interests that, directly or indirectly, are convertible into or exchangeable for Ordinary Shares.

“Determination Date” has the meaning set forth in the definition of “Fair Market Value”.

“Depositary” means Citibank, N.A. a national banking association organized under the laws of the United States, in its capacity as depositary under the terms of the Deposit Agreement, and any successor depositary hereunder.

“Deposit Agreement” means the agreement dated June 16, 2018 entered into between the Company and the Depositary and all owners and holders from time to time of ADSs issued thereunder, as amended, supplemented or otherwise modified from time to time.

“Directors” means the board of directors of the Company (and/or, where relevant, a Group Company) for the time being;

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exercise Certificate” has the meaning set forth in Section 3(a)(i).

“Exercise Date” means, for any given exercise of this Warrant Certificate, whether in whole or in part, a Business Day on which the conditions to such exercise as set forth in Section 3 shall have been satisfied at or prior to 5:00 p.m., New York City time, including, without limitation, the receipt by the Company of the Exercise Certificate.

“Exercise Period” means the period from (and including) the Issue Date to (and including) 5:00 p.m., New York City time, on the Expiration Date.

“Exercise Price” means $[•] per Warrant Share3 .

“Expiration Date” means [•].

“Equity Interest” means (a) any and all ordinary shares in the capital of the Company (including ordinary shares represented by ADS), (b) ADS issued pursuant to the Deposit Agreement, each representing one ordinary share of the Company, (c) any other shares of any class in the share capital of the Company (whether common, preferred or otherwise, but excluding any deferred shares), and (d) any warrants, options, convertible securities, exchangeable securities or other rights to subscribe for, purchase or otherwise acquire any of the foregoing, in each case whether now existing or hereafter issued; provided that the term “Equity Interest” shall not include any debt security of the Company that is not by its terms convertible into or exchangeable for any security described in clauses (a) through (c) above.

“Fair Market Value” means, as of any date of determination (a “Determination Date”), if the Ordinary Shares (or ADSs representing such Ordinary Shares) are traded on a Trading Market, (i) the VWAP for such date, (ii) if there is no VWAP on such date, the per share closing price for such Ordinary Shares (or ADSs representing such Ordinary Shares) on such Determination Date on the primary Trading Market for such shares (or ADSs, as applicable), or (iii) if there have been no sales of the Ordinary Shares (or ADSs representing such Ordinary Shares) on such Determination Date on the primary Trading Market for such shares, the per share closing price for the Ordinary Shares (or ADSs representing such Ordinary Shares) on the

[3]

Note to Draft: (i) Equal to the 30-day volume weighted average sale price of the ADSs on Trading Market as reported by Bloomberg ending on the Business Day immediately preceding the Closing date multiplied by 125% for the Tranche 1 Warrant (ii) equal to the 30-day volume weighted average sale price of the ADSs on Trading Market as reported by Bloomberg ending on the Business Day immediately preceding the Tranche 2 Issue Date for the Tranche 2 Warrant and (iii) equal to the 30-day volume weighted average sale price of the ADSs on Trading Market as reported by Bloomberg ending on the Business Day immediately preceding the Tranche 3 Issue Date for the Tranche 3 Warrant.

immediately preceding day on which the Ordinary Shares (or ADSs representing such Ordinary Shares) were sold on its primary Trading Market; provided that if at any time the Ordinary Shares (or ADSs representing such Ordinary Shares) are not listed, quoted or otherwise available for trading on any Trading Market (so that no Trading Date shall have occurred), the “Fair Market Value” of such Warrant Shares shall be the fair market value per share of such Warrant Shares as determined by the Board of the Company acting reasonably and in good faith; provided further, that, in the event the Holder, in the exercise of its reasonable good faith judgment, disagrees with such determination, “Fair Market Value” shall be determined pursuant to Section 10(a) or Section 10(b), as applicable.

“Group” means (i) the Company and its subsidiaries (if any), (ii) any holding company of the Company, and (iii) any subsidiaries of such holding companies from time to time, and “Group Company” means any member of the Group;

“Holder” has the meaning set forth in the preamble.

“Independent Advisor” has the meaning set forth in Section 9(a).

“Initial Holder” has the meaning set forth in the preamble.

“Issue Date” means the date designated as such on the first page of this Warrant Certificate.

“Marketable Securities” means Equity Interests meeting each of the following requirements: (i) the issuer thereof is subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act, and is current in its filing of all required reports and other information under the Securities Act and the Exchange Act; (ii) such Equity Interests are traded on a Trading Market; and (iii) if delivered (or to be delivered) as payment or compensation to a Holder in connection with an automatic Cashless Exercise resulting from a Sale of the Company pursuant to Section 3(c), following the closing of such Sale of the Company the Holder would not be restricted from publicly re-selling any or all of such Equity Interests delivered to it, except to the extent that any such restriction (x) arises solely under federal or state securities laws, rules or regulations, or (y) does not extend beyond six (6) months from the closing of such Sale of the Company to the extent such restrictions may be lifted at such time under the applicable federal or state securities laws, rules or regulations.

“Nasdaq” means The Nasdaq Stock Market, LLC.

“Nominal Price” has the meaning set forth in Section 3(b).

“Note Purchase Agreement” has the meaning set forth in the preamble.

“NYSE” means the New York Stock Exchange.

“Options” means any warrants, options or similar rights to subscribe for or purchase Equity Interests of the Company, including its ADSs, Ordinary Shares or Convertible Securities.

“Ordinary Shares” means ordinary shares in the capital of the Company with a nominal value of $0.000042 each, having the rights and privileges as provided in the Articles.

“OTC Bulletin Board” means the National Association of Securities Dealers, Inc. OTC Bulletin Board.

“Registration Rights Agreement” has the meaning set forth in the preamble.

“Registration Statement” has the meaning set forth in the Registration Rights Agreement.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Sale of the Company” means an event or transaction or series of related events or transactions pursuant to which, directly or indirectly, either (i) any Person or group of Persons acting jointly or otherwise in concert acquires ownership, directly or indirectly, beneficially or of record, of Equity Interests of the Company having more than fifty percent (50%) of the aggregate ordinary voting power, determined on a fully-diluted, as-if-converted or exercised basis, whether such right is exercisable immediately or only after the passage of time, or (ii) all or substantially all of the assets or businesses of the Company and its Subsidiaries, taken as a whole, are transferred or sold, including by way of lease, transfer, conveyance or other disposition.

“SEC” means the Securities and Exchange Commission or any successor thereto.

“Securities Act” means the Securities Act of 1933, as amended.

“Share Reorganization” has the meaning set forth in Section 4(a).

“Trading Market” means, with respect to the ADSs, Ordinary Shares or any other Marketable Securities, the principal US exchange or market on which such securities are quoted or available for trading, including the Nasdaq, the NYSE, the OTC Bulletin Board or otherwise.

“Tranche 2 Issue Date” has the meaning set forth in the Note Purchase Agreement.

“Tranche 3 Issue Date” has the meaning set forth in the Note Purchase Agreement.

“Unrestricted Conditions” has the meaning set forth in Section 10(a)(ii).

“VWAP” means volume weighted average sale price of the ADSs on Trading Market as reported by Bloomberg for the preceding thirty (30) Business Days.

“Warrant Certificate” means this Warrant Certificate and all subsequent warrant certificates issued upon division, combination or transfer of, or in substitution for, this Warrant Certificate.

“Warrant Register” has the meaning set forth in Section 5.

“Warrant ADSs” means the ADSs representing Ordinary Shares to be issued pursuant to the terms of this Warrant Certificate;

“Warrant Shares” means the Ordinary Shares represented by the Warrant ADSs and any other Equity Interests into which such Ordinary Shares may be converted, exchanged or otherwise reclassified or modified pursuant to any Share Reorganization or otherwise.

References in this Warrant Certificate to (1) the Company “issuing and selling” Warrant ADSs to the Holder and similar or analogous expressions, shall be understood to include references to the Company “allotting and issuing” the new Warrant Shares to the Depositary and procuring the issue of Warrant ADSs representing such Warrant Shares by the Depositary or its nominee to the relevant Holder; and (2) the “purchase of”, or “payment for”, any Warrant ADSs, and similar or analogous expressions, shall be understood to refer to the subscription for the Warrant Shares underlying those Warrant ADSs, as well as deposit of the Warrant Shares for Warrant ADSs, and the payment of the subscription monies (including the nominal value) in respect of such Warrant Shares.

Section 2. Term of Warrant Certificate. Subject to the terms and conditions hereof, from time to time during the Exercise Period, the Holder of this Warrant Certificate may exercise this Warrant Certificate for all or any part of the Warrant ADSs purchasable hereunder (subject to adjustment as provided herein).

Section 3. Exercise of Warrant Certificate.

(a) Exercise Procedure. This Warrant Certificate may be exercised from time to time on any Business Day during the Exercise Period, for all or any part of the unexercised Warrant ADS, upon:

(i) delivery to the Company of a duly completed and executed Exercise Certificate in the form attached hereto as Exhibit A (each, an “Exercise Certificate”), which certificate will specify the number of Warrant ADSs to be purchased and the Aggregate Exercise Price together with the name and address of the Holder to which the Warrant ADSs arising on exercise of the Warrant Certificate are to be issued, and such other information as may be reasonably requested by the Depositary; and

(ii) substantially contemporaneously with the delivery of the Exercise Certificate, payment to the Company of the Aggregate Exercise Price in accordance with Section 3(b); provided that, notwithstanding anything to the contrary herein, in no event shall the Exercise Price be lower than the nominal value of a Warrant Share.

(b) Payment of the Aggregate Exercise Price. Payment of the Aggregate Exercise Price shall be made, at the sole option of the Holder as expressed in the Exercise Certificate, by any of the following methods:

(i) by wire transfer of immediately available funds to an account designated in writing by the Company, in the amount of such Aggregate Exercise Price;

(ii) by instructing the Company to withhold a number of Warrant ADSs then issuable upon exercise of this Warrant Certificate with an aggregate Fair Market Value as of the Exercise Date equal to such Aggregate Exercise Price; or

(iii) any combination of the foregoing.

In the event of any withholding of Warrant ADSs pursuant to Section 3(b)(ii) or (iii) (such method of payment is herein referred to as “Cashless Exercise”) where the number of such ADSs whose value is equal to the Aggregate Exercise Price is not a whole number, the number of such ADSs withheld by the Company shall be rounded up to the nearest whole share and the Company shall make a cash payment to the Holder (by wire transfer of immediately available funds to an account designated by the Holder) in an amount calculated as provided pursuant to Section 3(e) below.

To the extent permitted by applicable Law, for purposes of Rule 144, it is acknowledged and agreed that (i) the Warrant ADSs issuable upon any exercise of this Warrant Certificate in any Cashless Exercise transaction shall be deemed to have been acquired on the Issue Date, and (ii) the holding period for any Warrant ADSs issuable upon the exercise of this Warrant Certificate in any Cashless Exercise transaction shall be deemed to have commenced on the Issue Date.

Where the Holder elects to exercise its Warrant Certificate by way of Cashless Exercise, the Holder shall pay the nominal value for the Warrant Shares underlying the Warrant ADSs resulting from the above formula (the aggregate nominal value payable to the Company in respect of all such Warrant Shares being so subscribed shall be rounded up to the nearest £1 (the “Nominal Price”)).

The Company shall notify the Holder of the Nominal Price and the Holder covenants to pay the Nominal Price to the Company in cash in the manner set out in Section 3(b)(i) within ten Business Days of such notification.

(c) Automatic Cashless Exercise. To the extent this Warrant Certificate has not been exercised in full by the Holder prior to the date of any of the following events or circumstances, any portion of this Warrant that remains unexercised on such date shall be deemed to have been exercised automatically pursuant to a Cashless Exercise, in whole (and not in part), on the Business Day immediately preceding the earlier of (i) the occurrence of the Expiration Date and (ii) the consummation of a Sale of the Company in which the consideration to be received by the Company or its shareholders consists solely of cash, Marketable Securities or a combination thereof; provided that, unless the Holder otherwise notifies the Company in writing, the automatic Cashless Exercise contemplated by this Section 3(c) shall not occur, and this Warrant Certificate shall automatically terminate without additional cost to the Holder, in the event that, as of the Business Day immediately preceding any event described in the preceding clauses (i) or (ii) above, the Fair Market Value of a Warrant Share is less than the Exercise Price then in effect.

(d) Delivery of Warrant ADSs.

(i) The Company agrees that with respect to any exercise of this Warrant Certificate by the Holder, upon receipt by the Company of the Exercise Certificate and delivery of the Aggregate Exercise Price, the Company shall:

(A) issue to, deposit with (and otherwise register in the name of) the custodian of the Depositary (or its nominee) the number of Warrant Shares to be issued and allotted in accordance with the Exercise Certificate and enter, or procure that the Company’s registrars enter the custodian of the Depositary’s name in the register of members of the Company as the holder of the relevant Warrant Shares.

(B) procure that the Depositary (i) within five (5) Business Days, delivers in accordance with the terms hereof to or upon the order of the Holder that number of Warrant ADSs for the portion of this Warrant Certificate so exercised on such date, together with cash in lieu of any fraction of a share, as provided in Section 3(e) below and (ii) credit such aggregate number of Warrant ADSs to which the Holder is entitled pursuant to such exercise, without any restrictive legend, to the Holder’s or its designee’s balance account with The Depository Trust Company (“DTC”) through its Deposit/Withdrawal at Custodian system if the Depositary is then a participant in such system and otherwise credit the Warrant ADSs to the Holder’s or its designee’s balance account on the ADS register, which may be the ADS register maintained by the Depositary on behalf of the Company, provided that the Warrant ADSs will only be issued in unrestricted form if the Unrestricted Conditions are satisfied. Unless as otherwise provided herein, upon any exercise hereof this Warrant Certificate shall be deemed to have been exercised and such certificate or certificates of Warrant ADSs shall be deemed to have been issued (if applicable), and the Holder shall be deemed to have become a holder of record of such Warrant ADSs for all purposes, as of the Exercise Date.

(ii) The Warrant Shares shall:

(A) be allotted and issued fully paid;

(B) rank pari passu with the Ordinary Shares then in issue;

(C) rank for any dividend or other distribution which has previously been announced or declared if the date by which the holder of Warrant Shares must be registered to participate in such dividend or other distribution is after the Exercise Date pursuant to which the Warrant Certificate have been exercised; and

(D) be free from all claims, liens, charges, encumbrances, equities and third-party rights.

(e) Fractional Shares. The Company and the Depositary shall not be required to issue a fractional Warrant ADS upon exercise of any Warrant Certificate. As to any fraction of a Warrant ADS that the Holder would otherwise be entitled upon such exercise, including pursuant to a Cashless Exercise, the Company shall pay to such Holder an amount in cash (by wire transfer of immediately available funds to an account designated by the Holder) equal to the product of (i) such fraction multiplied by (ii) the Fair Market Value of one Warrant ADS on the Exercise Date.

(f) Surrender of this Warrant; Delivery of New Warrant Certificate

(i) The Holder shall not be required to physically surrender this Warrant to the Company until this Warrant has been exercised in full by the Holder, in which case, the Holder shall, at the written request of the Company, surrender this Warrant to the Company for cancellation within five (5) Business Days after the date the final Exercise Certificate is delivered to the Company and the Warrant ADSs (and the relevant Warrant Shares) issuable in connection with such Exercise Certificate have been issued and delivered by the Company. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant ADSs available hereunder shall have the effect of lowering the outstanding number of Warrant ADSs issuable hereunder by an amount equal to the applicable number of Warrant ADSs that have been issued hereunder as a result of previous exercises and withheld in connection with Cashless Exercises. Pursuant to Section 5 hereof the Company shall maintain the Warrant Register which will, among other things, record the number of Warrant ADS issued and purchased, the date of such issuances and purchases and the number of Warrant ADSs withheld in connection with Cashless Exercises. The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this Section 3(f), following the purchase of a portion of the Warrant ADS hereunder, the number of Warrant ADS available for purchase hereunder at any given time may be fewer than the amount stated on the face hereof.

(ii) Notwithstanding the foregoing, to the extent that there are unexpired and unexercised Warrant ADSs remaining under the Warrant Certificate, the Holder may request that the Company (and the Company shall), at the time of issuance of any Warrant ADSs in accordance with Section 3(d) and the surrender of this Warrant Certificate, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unexpired, unexercised and not withheld (in connection with Cashless Exercises) Warrant ADSs called for by this Warrant Certificate. Unless otherwise agreed upon by the Holder such new Warrant Certificate shall in all other respects be identical to this Warrant Certificate.

(g) Valid Issuance of Warrant Certificate and Warrant Shares; Payment of Taxes. With respect to the exercise of this Warrant Certificate, the Company hereby represents, warrants, covenants and agrees as follows:

(i) This Warrant Certificate is, and any Warrant Certificate issued in substitution for or replacement of this Warrant Certificate shall be, upon issuance, duly authorized.

(ii) All Warrant ADSs (and the corresponding Warrant Shares) issuable upon the exercise of this Warrant Certificate (or any substitute or replacement Warrant Certificate) shall be, upon issuance, and the Company shall take all such actions as may be necessary or appropriate in order that such Warrant ADSs (and the corresponding Warrant Shares) are, validly issued, fully paid and not subject to any call for payment of further capital, issued without violation of any pre-emptive or similar rights of any shareholder of the Company and free and clear of all liens and charges. The Warrant Certificate and the Warrant ADSs (and the corresponding Warrant Shares) shall be issued pursuant to the authorities granted by the shareholders to the Board on June 28, 2024 and no further authorisation is required under section 551 and section 561(1) of the Companies Act to issue the maximum number of Warrant ADSs (and the corresponding Warrant Shares).

(iii) The Company shall take all such actions as may be necessary to (x) comply with Section 3(i) below and (y) ensure that all such Warrant ADSs are issued without violation by the Company of its Articles or any applicable Law or any requirements of any U.S. or non-U.S. securities exchange upon which Warrant ADSs may be listed at the time of such exercise.

(iv) The Company shall pay all expenses in connection with, and all governmental charges that may be imposed with respect to, the issuance or delivery of Warrant ADSs issuable upon exercise of this Warrant Certificate.

(v) The Company is a duly incorporated and validly existing public limited company under the laws of England and Wales and has the capacity and corporate power and authority to enter into, deliver and perform this Warrant Certificate.

(vi) The Company has taken or caused to be taken all action required to be taken to authorize the execution, delivery and performance of this Warrant Certificate and the issuance of the Warrant ADSs (and the corresponding Warrant Shares).

(vii) This Warrant Certificate has been duly executed and delivered by the Company.

(viii) The obligations of the Company under this Warrant Certificate are legal, valid and binding obligations, enforceable against the Company in accordance with the terms hereof and thereof, as applicable.

(ix) The Company has complied with all obligations set forth in Section 3(i) and 3(j), below.

(x) The Company shall at all times during the Exercise Period maintain sufficient capacity under its Registration Statement (including, without limitation, on Form F-6) to permit the issuance by the Depositary of the maximum number of Warrant ADSs then issuable upon exercise of this Warrant Certificate.

(h) Conditional Exercise. Notwithstanding any other provision hereof, if an exercise of all or any portion of this Warrant Certificate is to be made in connection with a Sale of the Company or other possible liquidity transaction or event, such exercise may, at the election of the Holder, be conditioned upon the consummation of such transaction, in which case such exercise shall not be deemed to be effective until immediately prior to the consummation of such transaction or event.

(i) Reservation of Shares. The Company shall not increase the nominal value of any Warrant Shares being represented by the Warrant ADSs receivable upon the exercise of this Warrant Certificate above the Exercise Price then in effect, and shall take all such actions within its power as may be necessary or appropriate in order that the Company may validly allot and issue Warrant Shares, fully paid and without any call for payment of further capital, upon the exercise of this Warrant Certificate.

(j) Ownership Cap. The Company shall not knowingly effect the exercise of this Warrant Certificate, and the Initial Holder shall not have the right to exercise this Warrant Certificate to the extent that, after giving effect to such exercise, the Initial Holder (together with its Affiliates) would beneficially own in excess of 9.99% of the Ordinary Shares of the Company immediately after giving effect to such exercise. For purposes of the foregoing sentence, the aggregate number of such voting Equity Interests beneficially owned by the Initial Holder and its Affiliates shall include the number of Warrant Shares issuable upon exercise of this Warrant Certificate with respect to which the determination of such aggregate number is being made, but shall exclude Warrant Shares (if any) that do not have ordinary voting rights, if any, or that would be issuable upon (i) exercise of the remaining, unexercised portion of this Warrant Certificate beneficially owned by the Initial Holder and its Affiliates and (ii) exercise or conversion of the unexercised or unconverted portion of any other Equity Interests of the Company beneficially owned by the Initial Holder and its Affiliates (including, without limitation, any Convertible Securities) subject to a limitation on conversion or exercise analogous to the limitations contained herein. Except as set forth in the preceding sentence, for purposes of this Section 3(k), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act. For purposes of this Warrant Certificate, in determining the number of outstanding Ordinary Shares, the Initial Holder of this Warrant Certificate may rely on the number of such outstanding Equity Interests as reflected in the most recent of (i) if available, the Company’s Form 10-K, Form 10-Q or other public filing with the SEC, as the case may be, (ii) a more recent public announcement by the Company, or (iii) any other written notice or statement by the Company or its transfer agent setting forth the number of outstanding Ordinary Shares. In addition, upon the written request of the Initial Holder, the Company shall, within five (5) Business Days, confirm to the Initial Holder the number of the Company’s outstanding Ordinary Shares.

Section 4. Adjustment to Number of Warrant ADSs, Exercise Price, etc. The number of Warrant ADSs issuable upon exercise of this Warrant Certificate shall be subject to adjustment from time to time as provided in this Section 4.

(a) Adjustment to Number of Warrant ADSs Upon Reorganizations, Reclassifications, etc. In the event of any changes in the aggregate number of outstanding Ordinary Shares of the Company by reason of redemptions, recapitalizations, redesignation, combinations or exchanges of shares, share consolidation, share sub-division, separations, reorganizations, liquidations, substitutions, replacements or the like (any of the foregoing or combination thereof being a “Share Reorganization”), the Exercise Price and the aggregate number of Warrant ADSs then available upon exercise of this Warrant Certificate shall be correspondingly adjusted, such that the Exercise Price shall be adjusted by multiplying the Exercise Price in effect immediately prior to the record date for the determination of such Share Reorganization by a fraction, the numerator of which shall be the number of Ordinary Shares outstanding immediately before such event and the denominator of which shall be the number of Ordinary Shares outstanding immediately after such event, and the number of Warrant ADSs issuable upon exercise of this Warrant Certificate shall be proportionately adjusted such that (i) the Aggregate Exercise Price shall remain unchanged and (ii) the Holder shall be entitled to receive, upon exercise of this Warrant Certificate, the total number of ADSs representing the Ordinary Shares it would have owned as a result of exercising this Warrant Certificate had this Warrant Certificate been exercised immediately prior to such Share Reorganization and had the Holder continued to hold such ADSs representing the Ordinary Shares until after giving effect to such Share Reorganization and the resulting adjustment. In the event of a change to the ADS to Ordinary Share ratio, the Exercise Price and the number of Warrant ADSs shall be adjusted accordingly.

(b) Effect of Dividends, Distributions, Etc. If (i) the Company declares or pays a dividend or distribution on the outstanding shares of its Ordinary Shares, or (ii) the Depositary declares or pays a dividend or distribution on the outstanding ADSs, in each case payable in cash, Equity Interests or other property (or prior to the exercise of this Warrant Certificate in full the holders of the Company’s Ordinary Shares or ADSs, as applicable, become entitled to receive any such dividend or distribution), then upon exercise of this Warrant Certificate, for each Warrant ADS acquired, the Holder shall receive, without additional cost to the Holder, the total amount, number and kind of cash, Equity Interests or other property which the Holder would have received had the Holder owned the Warrant ADS of record as of the date such dividend or distribution was paid; provided that (x) no adjustment shall be made under this Section 4(b) to the extent that the Warrant ADSs issued upon exercise of this Warrant Certificate will be issued together with or otherwise entitled to receive the relevant cash, Equity Interests or other property, and (y) no adjustment shall be made under this Section 4(b) in respect of any dividend or distribution on the ADSs to the extent an adjustment has already been made under this Section 4(b) in respect of the corresponding dividend or distribution on the Ordinary Shares for the same event.

(c) Certificate as to Adjustment.

(i) As promptly as reasonably practicable upon the request of the Holder following any change or adjustment of the type described above in this Section 4, but in any event not later than five (5) Business Days thereafter, the Company shall furnish to the Holder a certificate of a Responsible Officer setting forth in reasonable detail such change or adjustment and the facts upon which it is based and certifying the calculation thereof.

(ii) As promptly as reasonably practicable following the receipt by the Company of a written request by the Holder, but in any event not later than five (5) Business Days thereafter, the Company shall furnish to the Holder a certificate of a Responsible Officer certifying the number of Warrant ADSs or the amount, if any, of other Equity Interests, securities or assets then issuable upon exercise of the Warrant Certificate.

(d) Notices. In the event that, at any time during the Exercise Period the Company shall take a record of the holders of its outstanding shares (or other Equity Interests at the time issuable upon exercise of this Warrant Certificate) for the purpose of:

(i) entitling or enabling such holders to receive any dividend or other distribution, to receive any right to subscribe for or purchase any shares of any class or any other securities, or to receive any other security;

(ii) (x) any capital reorganization of the Company, any reclassification of any outstanding securities, any consolidation or merger of the Company with or into another Person, any public offering of the Company’s Equity Interests, or (y) a Sale of the Company; or

(iii) the voluntary or involuntary dissolution, liquidation or winding-up of the Company (including by way of a bankruptcy or similar event involving the Company);

then, and in each such case, the Company shall send or cause to be sent to the Holder at least ten (10) Business Days prior to the applicable record date or the applicable expected effective date, as the case may be, for the event, a written notice prepared in reasonable detail specifying, as the case may be, (A) the record date for such dividend, distribution or other right or action, and a description of such dividend, distribution or other right or action, or (B) the effective date on which such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up is proposed to take place, and the date, if any is to be fixed, as of which the books of the Company shall close or a record shall be taken with respect to which the holders of record of its shares (or such other Equity Interests at the time issuable upon exercise of the Warrant Certificate) shall be entitled to exchange their shares (or such other Equity Interests), for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, and the amount per share and character of such exchange applicable to the Warrant Certificate and the Warrant Shares.

Section 5. Warrant Register. The Company shall keep and properly maintain at its registered office a register (the “Warrant Register”) for the registration of this Warrant Certificate and any transfers thereof. The Company may deem and treat the Person in whose name this Warrant Certificate is registered on such register as the Holder thereof for all purposes, and the Company shall not be affected by any notice to the contrary, except any assignment, division, combination or other transfer of this Warrant Certificate effected in accordance with the provisions of this Warrant Certificate.

Section 6. Transfer of Warrant Certificate. Subject to Section 11 hereof, this Warrant Certificate and all rights hereunder are assignable and transferable, in whole or in part, by the Holder without charge to the Holder, upon surrender of this Warrant Certificate to the Company at its then registered office with a properly completed and duly executed instrument of assignment in the form attached hereto as Exhibit B (an “Assignment”). Upon such compliance, surrender and delivery, the Company shall execute and deliver a new Warrant Certificate or Warrant Certificates in the name of the assignee or assignees and in the denominations specified in such Assignment, and shall issue to the assignor a new Warrant Certificate evidencing the portion of this Warrant Certificate, if any, not so assigned, and this Warrant Certificate shall promptly be cancelled. The Holder shall bear, and pay, any documentary, registration, transfer, stamp or other similar taxes or duties including, for the avoidance of doubt, United Kingdom stamp duty and stamp duty reserve tax, arising in connection with any assignment or transfer of this Warrant.

Section 7. The Holder Not Deemed a Shareholder; Limitations on Liability. Except as otherwise specifically provided herein (including in Section 4(b) above), (i) prior to the Exercise Date, the Holder shall not be entitled to receive dividends, nor shall anything contained in this Warrant Certificate be construed to confer upon the Holder, as such, any of the rights of a shareholder of the Company or any right to receive dividends or subscription rights, and (ii) prior to due exercise of this Warrant Certificate, the Holder shall not be entitled to vote, nor shall anything contained in this Warrant Certificate be construed to confer upon the Holder, as such, any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of shares, redesignation of shares, sub-division, consolidation, merger, conveyance or otherwise) or receive notice of meetings. In addition, nothing contained in this Warrant Certificate shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant Certificate or otherwise) or as a shareholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company. Notwithstanding this Section 7, the Company shall provide the Holder with copies of the same notices and other information given to all shareholders of the Company generally, contemporaneously with the giving thereof to such shareholders.

Section 8. Replacement on Loss; Division and Combination.

(a) Replacement of Warrant Certificate on Loss. Subject to any further requirements in relation to the cancellation of this Warrant Certificate pursuant to applicable Law, upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant Certificate and upon delivery of an indemnity reasonably satisfactory to it (it being understood that a written indemnification agreement or affidavit of loss of the Holder, in customary form, shall be a sufficient indemnity) and, in case of mutilation, upon surrender of such Warrant Certificate for cancellation to the Company, the Company at its own expense shall execute and deliver to the Holder, in lieu hereof, a new Warrant Certificate of like tenor and exercisable for an equivalent number of Warrant ADSs as this Warrant Certificate so lost, stolen, mutilated or destroyed; provided that, in the case of mutilation, no indemnity shall be required if this Warrant Certificate in identifiable form is surrendered to the Company for cancellation.

(b) Division and Combination of Warrant Certificate. Subject to compliance with the applicable provisions of this Warrant Certificate as to any transfer or other assignment which may be involved in such division or combination, this Warrant Certificate may be divided or, following any such division of this Warrant Certificate, subsequently combined with other Warrant Certificates, upon the surrender of this Warrant Certificate or Warrant Certificates to the Company at its registered office, together with a written notice specifying the names and denominations in which new Warrant Certificates are to be issued, signed by each applicable Holder or its agents or attorneys. Subject to compliance with the applicable provisions of this Warrant Certificate as to any transfer or assignment which may be involved in such division or combination, the Company shall at its own expense execute and deliver a new Warrant Certificate or Warrant Certificates in exchange for this Warrant Certificate or Warrant Certificates so surrendered in accordance with such notice. Such new Warrant Certificate or Warrant Certificates shall be of like tenor to the surrendered Warrant Certificate or Warrant Certificates and shall be exercisable in the aggregate for an equivalent number of Warrant ADSs as this Warrant Certificate or Warrant Certificates so surrendered in accordance with such notice.

Section 9. Disputes; No Impairment, etc. The parties hereto agree as follows:

(a) Disputes. In the event of any dispute which arises between the Holder and the Company (including the Directors of the Company) with respect to the calculation or determination of Fair Market Value, the adjusted Exercise Price, the number of Warrant ADSs, other Equity Interests, cash or other property issuable upon exercise of this Warrant Certificate, the amount or type of consideration due to the Holder in connection with any event, transaction or other matter described in Section 4 above or any other matter involving this Warrant Certificate or the Warrant Shares that is not resolved by the parties after good faith discussions and efforts to reach resolution, upon the request of the Holder, the disputed issue(s) shall be submitted to a firm of independent investment bankers or public accountants of recognized national standing, which (i) shall be chosen by the Company and be reasonably satisfactory to the Holder and (ii) shall be completely independent of the Company (an “Independent Advisor”), for determination, and such determination by the Independent Advisor shall be binding upon the Company and the Holder with respect to this Warrant Certificate, any Warrant Shares issued or issuable in connection herewith, the Exercise Price therefor, or any other matter in dispute, as the case may be, absent manifest error. Costs and expenses of the Independent Advisor shall be shared 50/50 by the Company and the Holder.

(b) Equitable Equivalent. In case any event shall occur as to which the provisions of Section 9(a) above are not strictly applicable but the failure to make any adjustment would not, in the reasonable, good faith opinion of the Holder, fairly protect the rights and benefits of the Holder represented by this Warrant Certificate in accordance with the essential intent and principles of Sections 4 and 9(a), then, in any such case, at the request of the Holder, the Company shall submit the matter and issues raised by the Holder to an Independent Advisor, which shall give its opinion upon the adjustment, if any, on a basis consistent with the essential intent and principles established in Sections 4 and 9(a), to the extent necessary to preserve, without dilution, the rights and benefits represented by this Warrant Certificate. Upon receipt of such opinion, the Company will promptly mail a copy thereof to the Holder and shall make the adjustments described therein, if any. Costs and expenses of the Independent Advisor shall be shared 50/50 by the Company and the Holder.

(c) No Avoidance. The Company shall not, by way of amendment of any of its Articles or through any consolidation, merger, reorganization, transfer of assets, dissolution, issue or sale of securities or any other voluntary action or transaction, avoid or seek to avoid the observance, performance or intended results of any of the terms of this Warrant Certificate, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder against dilution or other impairment as if the Holder was a shareholder of the Company entitled to the benefits afforded to shareholders under English law.

Section 10. Compliance with the Securities Act.

(a) Agreement to Comply with the Securities Act, etc.

(i) Legend. The Holder, by acceptance of this Warrant Certificate, agrees to comply in all respects with the provisions of this Section 10 and the restrictive legend requirements set forth on the face of this Warrant Certificate and further agrees that it shall not offer, sell or otherwise dispose of this Warrant Certificate or any Warrant ADSs or Warrant Shares to be issued upon exercise hereof except under circumstances that will not result in a violation of the Securities Act. Subject to clause (ii) below, this Warrant Certificate and all Warrant ADSs and Warrant Shares issued upon exercise of this Warrant Certificate (unless registered under the Securities Act) shall be stamped or imprinted with a legend in substantially the form as set forth on the face hereof (or, in the case of Warrant ADSs, such legend shall be noted on the books and records of the Depositary or otherwise as required by the Depositary Agreement).

(ii) Removal of Restrictive Legends. Neither this Warrant Certificate nor any certificates or other instruments evidencing Warrant ADSs or Warrant Shares issuable or deliverable under or in connection with this Warrant Certificate shall contain any legend restricting the transfer of such Warrant Certificate, Warrant ADSs or Warrant Shares as applicable (including the legend required above in clause (i)) in any of the following circumstances: (A) following any sale to a non-Affiliate of the Company of this Warrant Certificate or any Warrant ADSs or Warrant Shares issued or delivered to the Holder under or in connection herewith pursuant to Rule 144 or (B) if, in the opinion of counsel to the Company, such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the SEC), including clause (b)(1) of Rule 144 (collectively, the “Unrestricted Conditions”). If the Unrestricted Conditions are met at the time of issuance of this Warrant Certificate, Warrant ADSs or Warrant Shares, as the case may be, this Warrant Certificate, Warrant ADSs or Warrant Shares, as the case may be, shall be issued free of all legends. The Company shall cause the Depositary to remove or not impose any restrictive legends on the Warrant ADSs when the Unrestricted Conditions are met.

(iii) Replacement Warrant Certificate. The Company agrees that at such time as the Unrestricted Conditions have been satisfied it shall promptly (but in any event within five (5) Business Days) following written request from the Holder issue a replacement Warrant Certificate or replacement Warrant ADSs or Warrant Shares, as the case may be, free of all restrictive legends. In the case of Warrant ADSs, the Company shall use reasonable commercial efforts to cause the Depositary to deliver such Warrant ADSs free of restrictive legends.

(iv) Sale of Unlegended Shares. The Holder agrees that the removal of the restrictive legend from this Warrant Certificate and any certificates or other instruments representing Warrant ADSs or other securities as set forth in Section 10(a)(ii) above is predicated upon the Company’s receipt of a certification from such Holder confirming that the Holder will sell this Warrant Certificate or any such securities pursuant to either an effective Registration Statement or otherwise pursuant to the requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if such securities are sold pursuant to a Registration Statement, they will be sold in compliance with the plan of distribution set forth therein, and any other matters reasonably requested by the Company.

(b) Representations of the Holder. In connection with the issuance of this Warrant Certificate, the Holder represents, as of the Issue Date and as of each Exercise Date, to the Company by acceptance of this Warrant Certificate as follows:

(i) The Holder is an “accredited investor” as defined in Rule 501 of Regulation D promulgated under the Securities Act and (ii) a “qualified institutional buyer” (as that term is defined in Rule 144A of the Securities Act). The Holder is acquiring this Warrant Certificate and the Warrant ADSs and Warrant Shares to be issued upon exercise hereof for investment for its own account and not with a view towards, or for resale in connection with, the public sale or distribution of this Warrant Certificate or the Warrant ADSs or Warrant Shares, except pursuant to sales registered or exempted under the Securities Act.

(ii) The Holder understands and acknowledges that this Warrant Certificate and the Warrant ADSs and Warrant Shares to be issued upon exercise hereof are “restricted securities” under the Securities Act inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that, under such Laws and applicable regulations, such securities may be resold without registration under the Securities Act only in certain limited circumstances. In addition, the Holder represents that it is familiar with Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

(iii) The Holder acknowledges that it can bear the economic and financial risk of its investment for an indefinite period and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in this Warrant Certificate and the Warrant ADSs and Warrant Shares. The Holder has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of this Warrant Certificate and the business, properties, prospects and financial condition of the Company.

Section 11. Information And Co-Operation in Event of any Filings

(a) Should it be necessary or, in the Holder’s view, reasonably advisable for the Holder to obtain clearance for the exercise of the Warrant Certificate from any regulatory or governmental authority, the Company shall, and shall procure that any Group Company shall, if requested by the Holder in writing, co-operate with the Holder in enabling the Holder to obtain such clearance, or cause any applicable waiting periods to commence and expire as soon as reasonably practicable following such request, including providing such assistance and information as may be reasonably requested by the Holder as soon as reasonably practicable following any such request, before and after the exercise of the Warrant Certificate; provided, however, that, subject to the Company’s obligations in Section 2.2 of the Registration Rights Agreement, any costs of the Holder or the Company including legal, clearance, filing, stamp duty reserve tax, or stamp duty costs or fees that result or are incurred in connection with fulfilling the objectives of this clause shall be borne by the Holder.

(b) Without prejudice to the generality of Section 11(a), in fulfilling the objectives of this clause, the Company shall, and shall procure that any Group Company shall:

(i) provide any reasonably requested information, including any underlying documents, to the Holder, as soon as reasonably practicable following a request to enable the Holder to prepare any submissions to the relevant authority or respond to the relevant authority’s requests; and

(ii) make available, at the Holder’s reasonable request and with reasonable notice, relevant personnel for calls and remote meetings with the relevant authority.

Section 12. Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given: (i) when delivered by hand (with written confirmation of receipt); (ii) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (iii) on the date sent by e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient; or (iv) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the addresses indicated below (or at such other address for a party as shall be specified in a notice given in accordance with this Section 12).

If to the Company:	AUTOLUS THERAPEUTICS PLC

The Media Works

191 Wood LaneLondon W12 7FP United Kingdom

Attention: Alex Driggs

Email: [***]

with a copy to (which shall not qualify as notice to any party hereto):

Cooley LLP

Reston Town Center

11951 Freedom Drive

14th Floor

Reston, Virginia 20190-5640

Attention: Christian Plaza

Email: [***]

and

Cooley (UK) LLP

22 Bishopsgate

London EC2N 4BQ United Kingdom

Attention: Claire Keast-Butler

Email: [***]

If to the Holder:	PERCEPTIVE CREDIT HOLDINGS V, LP

c/o Perceptive Advisors LLC

51 Astor Place, 10th Floor

New York, NY 10003

Attn: Sandeep Dixit

Email: [***]

[***]

with a copy to (which shall not qualify as notice to any party hereto):

Latham & Watkins LLP

505 Montgomery Street, Suite 2000

San Francisco, CA 94111-6538

Attention: Haim Zaltzman

[***]

Section 13. Cumulative Remedies. The rights and remedies provided in this Warrant Certificate are cumulative and are not exclusive of, and are in addition to and not in substitution for, any other rights or remedies available at Law, in equity or otherwise.

Section 14. Entire Agreement. This Warrant Certificate constitutes the sole and entire agreement of the parties to this Warrant Certificate with respect to the subject matter contained herein and supersedes all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter.

Section 15. Successor and Assigns. This Warrant Certificate and the rights evidenced hereby shall be binding upon and shall inure to the benefit of the parties hereto and the successors of the Company and the successors and permitted assigns of the Holder. Such successor or permitted assign of the Holder shall be deemed to be the “Holder” for all purposes hereunder.

Section 16. No Third-Party Beneficiaries. This Warrant Certificate is for the sole benefit of the Company and the Holder and their respective successors and, in the case of the Holder, permitted assigns, and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Warrant Certificate.

Section 17. Headings. The headings in this Warrant Certificate are for reference only and shall not affect the interpretation of this Warrant Certificate.

Section 18. Amendment and Modification; Waiver. Except as otherwise provided herein, this Warrant Certificate may only be amended, modified or supplemented by an agreement in writing signed by each party hereto. No waiver by the Company or the Holder of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any rights, remedy, power or privilege arising from this Warrant Certificate shall operate or be construed as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

Section 19. Severability. If any term or provision of this Warrant Certificate is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Warrant Certificate or invalidate or render unenforceable such term or provision in any other jurisdiction.

Section 20. Governing Law. This Warrant Certificate shall be governed by and construed in accordance with the internal Laws of the State of New York without effect to any choice or conflict of Law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of Laws of any jurisdiction other than those of the State of New York.

Section 21. Submission to Jurisdiction. Any legal suit, action or proceeding arising out of or based on this Warrant Certificate or the transactions contemplated hereby may be instituted in the federal courts of the United States or the courts of the State of New York, in each case located in the city and county of New York. Each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. Service of process, summons, notice or other document by certified or registered mail to such party’s address set forth in Section 12 shall be effective service of process for any suit, action or other proceeding, and the parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in such courts and irrevocably waive and agree not to plead or claim in any such court that any such suit, action or proceeding has been brought in an inconvenient forum.

Section 22. Counterparts. This Warrant Certificate may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Warrant Certificate delivered by e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Warrant Certificate.

Section 23. No Strict Construction. This Warrant Certificate shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted.

Section 24. TO THE FULLEST EXTENT PERMITTED BY LAW, EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS WARRANT.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company has duly executed this Warrant Certificate on the Issue Date.

AUTOLUS THERAPEUTICS PLC

By
Name:
Title:

Accepted and agreed,

PERCEPTIVE CREDIT HOLDINGS V, LP

By: [PERCEPTIVE CREDIT OPPORTUNITIES GP, LLC], its general partner

By:
Name:	[•]
Title:	[•]

By:
Name:	[•]
Title:	[•]

Exhibit A

to Warrant Certificate

FORM OF EXERCISE CERTIFICATE

(To be signed only upon exercise of Warrant Certificate)

To:	AUTOLUS THERAPEUTICS PLC

[•]

Attention: [•]

Reference is made to that certain Warrant Certificate, having an issue date of [•] 2026 and bearing Warrant Certificate No. 01 (the “Warrant Certificate”), issued by AUTOLUS THERAPEUTICS PLC (the “Company”) to the undersigned (the “Holder”), a true and correct copy of which is attached to this Exercise Certificate. Unless otherwise defined, capitalized terms used herein have the meanings ascribed thereto in the Warrant Certificate.

The undersigned represents and warrants that it is the Holder of the Warrant Certificate. Pursuant to the terms of the Warrant Certificate, the undersigned hereby elects to exercise its purchase right represented by such Warrant Certificate for, and to purchase thereunder, [________ (_____)] Warrant ADSs of the Company and herewith makes payment with respect to this Exercise Certificate of [___________ Dollars ($________)] therefor by the following method.

(Check all that apply):

☐ The undersigned hereby elects to make payment of the Aggregate Exercise Price of [      Dollars ($     )] for [(     )] ADSs using the method described in Section 3(b)(i).

☐ The undersigned hereby elects to make payment of the Aggregate Exercise Price of [      Dollars ($     )] for [(      )] ADSs using the method described in Section 3(b)(ii).

☐ The undersigned hereby elects to make payment of the Aggregate Exercise Price of [     Dollars ($     )] for [(     )] ADSs using the method described in Section 3(b)(iii).

DATED: ______________

[NAME OF HOLDER]

By
Name:
Title:

Exhibit A-1

Exhibit B

to Warrant Certificate

FORM OF ASSIGNMENT

[DATE OF ASSIGNMENT]

Reference is made to that certain Warrant Certificate, having an issue date of [•] and bearing Warrant Certificate No. 01 (the “Warrant Certificate”), issued by AUTOLUS THERAPEUTICS PLC (the “Company”) to the undersigned (the “Holder”), a true and correct copy of which is attached to this Assignment. Unless otherwise defined herein, capitalized terms used herein have the meanings ascribed thereto in the Warrant Certificate.

Pursuant to the terms of the Warrant Certificate, the Holder is entitled to purchase up to [•] Warrant ADSs.

FOR VALUE RECEIVED, the Holder hereby sells, assigns and transfers to [NAME OF ASSIGNEE] (the “Assignee”) the right to acquire [all Warrant ADSs entitled to be purchased upon exercise of the Warrant Certificate] [______ of the Warrant ADSs entitled to be purchased upon exercise of the Warrant Certificate]. In furtherance of the foregoing assignment, the Holder hereby irrevocably instructs the Company to (i) memorialize such assignment in the Warrant Register as required pursuant to Section 5 of the Warrant Certificate, and (ii) pursuant to Section 6 of the Warrant Certificate, execute and deliver to [each of] the Assignee [and the Holder][a new Warrant Certificate][new Warrant Certificates] reflecting the foregoing assignment (each, a “Substitute Warrant Certificate”).

The Assignee acknowledges and agrees that it is (and will be) bound by the terms and provisions of its Substitute Warrant Certificate, and further acknowledges and agrees that its Substitute Warrant Certificate and the Warrant ADSs to be issued upon exercise thereof are being acquired for investment and that the Assignee will not offer, sell or otherwise dispose of its Substitute Warrant Certificate or any Warrant ADSs to be issued upon exercise or conversion thereof except under circumstances which will not result in a violation of the Securities Act or any applicable state securities Laws. The Assignee represents and warrants for the benefit of the Company that the Assignee is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act.

To the extent (and for so long as) required pursuant to Section 10(a) of the Warrant Certificate, the Assignee acknowledges and agrees that restrictive legends shall be applied to the Assignee’s Substitute Warrant and the Warrant ADSs issuable upon exercise of such certificate substantially consistent with the legends required pursuant to Section 10(a) of the Warrant Certificate.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto agree as set forth above as of the date first written above.

[NAME OF HOLDER]

By
Name:
Title:

Accepted and agreed,

[NAME OF ASSIGNEE]

By
Name:
Title:

[_____]

By
Name:
Title: